Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-191105 and 333-196894 on Form S-8 of our report dated March 1, 2017, relating to the consolidated financial statements of Masonite International Corporation, and the effectiveness of Masonite International Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Masonite International Corporation for the year ended January 1, 2017.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
March 1, 2017